Exhibit 99.1

Chart Industries and Matrix Service Company Execute Commercial Hydrogen Memorandum of Understanding

Atlanta, GA | January 12, 2021 | Chart Industries, Inc. (“Chart”) (Nasdaq: GTLS), a leading diversified global manufacturer of highly engineered equipment for the industrial gas and clean energy industries today signed a Memorandum of Understanding (“MOU”) with Matrix Service Company (NASDAQ: MTRX) for the development of standardized hydrogen solutions in North America, including hydrogen liquefaction plants, marine bunkering, fueling stations, plant expansions, storage expansion, spaceship fueling and other hydrogen related facilities. Matrix Service Company (“Matrix”) is a leading contractor to the energy and industrial markets across North America. Through its subsidiaries, Matrix provides engineering, procurement, fabrication, and construction (“EPFC”), as well as maintenance and products to the energy and industrial markets, with specific experience engineering, procuring and constructing cryogenic and pressure storage vessels, terminals and related balance of plant facilities which complements Chart’s extensive hydrogen liquefaction and equipment offering.

This MOU builds upon the hydrogen strategy of both companies to continue to expand commercial arrangements, relationships and geographic diversity thereby utilizing Chart’s expansive hydrogen equipment and liquefaction offerings by the producers and end users of hydrogen. Matrix has a 50-plus year history in providing cryogenic storage and terminal expertise to multiple industries. Chart has provided hydrogen-specific equipment to industry for over 50 years, including a very rapid increase in order activity in 2020. Chart’s hydrogen equipment orders for 2020 were over $38 million, with 60% of the orders received in the fourth quarter of 2020 which included a first of a kind order for custom vacuum insulated pipe for multiple liquid hydrogen storage systems. These hydrogen orders contributed to Chart’s full year 2020 specialty market orders of $283.6 million, a 16.2% increase over specialty market orders in the full year of 2019. With 164 customers working with Chart to serve their hydrogen equipment needs (up from 30 at the beginning of 2020), this collaboration with Matrix will be another way for our customers to achieve their small-scale hydrogen requirements.

Chart and Matrix are working to provide more cost competitive and scalable ways to increase hydrogen as a key part of the clean energy transition, drawing on their respective expertise in the technology and EPFC in cryogenic storage tanks and terminals. This MOU furthers that effort by having a standardized, price competitive offering for the turnkey design, equipment supply, and construction that would have been handled by subcontractors in North America.

“The combination of Chart equipment and process with the expertise Matrix brings in process integration, design, fabrication, construction and installation to create a unique and cost-effective solution for the North American hydrogen market, in particular for customers wanting a standardized solution,” stated Jill Evanko, Chart’s CEO and President. “Matrix also brings access to larger scale commercial opportunities for Chart equipment in North America.”

“After years of working on LNG and other cryogenic projects with Chart, expanding our relationship to support the evolution and ongoing work we do in hydrogen is a natural next step as energy companies look to Matrix for infrastructure solutions that support their strategic transition to clean energy products and services,” said John R. Hewitt, Matrix CEO and President. “We look forward to continuing to drive customer value and collaborating with Chart to improving the cost competitiveness of hydrogen as a clean energy fuel choice.”

When executing under the MOU, Chart and Matrix will provide design, equipment and installation. Chart’s included standard hydrogen offering in the MOU ranges from liquefaction process and equipment to storage vessels to truck loading to vacuum insulated piping, and plant controls while Matrix provides process integration and facility design, as well as all the installation including storage spheres, site civil work, mechanical equipment, piping systems, electrical power, control, substation and distribution.

About Chart Industries, Inc.

Chart Industries, Inc. is a leading independent global manufacturer of highly engineered equipment servicing multiple applications in the Energy and Industrial Gas markets. Our unique product portfolio is used in every phase of the liquid gas supply chain, including upfront engineering, service and repair. Being at the forefront of the clean energy transition, Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas and CO2 Capture amongst other applications. We are committed to excellence in environmental, social and corporate governance

(ESG) issues both for our company as well as our customers. With over 25 global locations from the United States to Asia, Australia, India, Europe and South America, we maintain accountability and transparency to our team members, suppliers, customers and communities. To learn more, visit www.chartindustries.com.

About Matrix Service Company

Founded in 1984, Matrix Service Company (Nasdaq: MTRX) is parent to a family of companies that includes Matrix PDM Engineering, Matrix Service Inc., Matrix NAC, and Matrix Applied Technologies. Our companies design, build and maintain infrastructure critical to North America’s energy and industrial markets. Matrix Service Company is headquartered in Tulsa, Oklahoma with offices located throughout the United States and Canada, as well as Sydney, Australia and Seoul, South Korea. The Company reports its financial results based on three reportable segments: Utility and Power Infrastructure, Process and Industrial Facilities, and Storage and Terminal Solutions.

With a culture driven by its core values of safety, integrity, stewardship, positive relationships, community involvement and delivering the best, Matrix is consistently ranked as a Top 100 Contractor by Engineering-News Record and recognized as a Great Place to Work®. To learn more about Matrix Service Company, visit matrixservicecompany.com

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s business plans, including statements regarding pending acquisitions, completed acquisitions, cost synergies and efficiency savings, objectives, future orders, revenues, margins, earnings or performance, liquidity and cash flow, capital expenditures, business trends, governmental initiatives, including executive orders and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this press release or in other statements made by the Company are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include: the Company’s ability to successfully integrate recent acquisitions and achieve the anticipated revenue, earnings, accretion and other benefits from these acquisitions; risks relating to the recent outbreak and continued uncertainty associated with the coronavirus (COVID-19) and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC and Quarterly Reports on Form 10-Q, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.

For more information, click here:

http://ir.chartindustries.com/

Investor Relations Contact – Chart Industries:

Wade Suki, CFA

Director of Investor Relations

832-524-7489

wade.suki@chartindustries.com

Investor Relations Contacts – Matrix Service Company:

Kevin S. Cavanah	Kellie Smythe
Matrix Service Company	Matrix Service Company
Vice President and CFO	Senior Director, Investor Relations
T: 918-838-8822	T: 918-359-8267
Email: ir@matrixservicecompany.com	Email: ksmythe@matrixservicecompany.com